UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 7, 2005

MILLENNIUM BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

VIRGINIA	000-49611	54-1920520
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

1601 WASHINGTON PLAZA

RESTON, VIRGINIA 20190

(Address of principal executive offices)

(703) 464-0100

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following is a statement issued by Carroll C. Markley, Chairman, Chief Executive Officer and President of Millennium Bankshares Corporation on December 7, 2005 in response to press inquiries related to a recent Schedule 13D amendment filed by a shareholder of Millennium Bankshares Corporation:

“We are committed to enhancing the profitability and value of Millennium Bankshares’ banking franchise for the benefit of all of our shareholders and we intend to do so in a deliberate and orderly manner.

We are moving forward with strategic initiatives designed to improve Millennium Bankshares’ operating efficiency and overall profitability. We intend to continue our focus on the high-growth markets in Northern and Central Virginia where we currently operate seven full-service financial centers and one loan production office. We believe that Millennium Bankshares has the capital, senior management, personnel and corporate overhead in place to support continued future growth, while at the same time maintaining its strong asset quality. We do not anticipate any near term acquisitions or branch openings. We expect improved efficiency from the recent restructuring of our mortgage operations.

Our board of directors continually explores ways to enhance shareholder value and manage our capital in a prudent manner. We are considering a number of different initiatives, and we expect to provide further details regarding these matters in early 2006 concurrent with the release of our fourth quarter and year-end earnings.

Millennium Bankshares values the opinions of all of its shareholders and our board of directors and management are committed to operating the business in the best interests of all of our stakeholders. We believe that our future is bright and we look forward to an exciting year for Millennium Bankshares in 2006.”

The foregoing statement contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include: changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Millennium Bankshares Corporation with the Securities and Exchange Commission. Millennium Bankshares Corporation undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM BANKSHARES CORPORATION

Date: December 7, 2005	By:	/s/ Dale G. Phelps
Dale G. Phelps
Executive Vice President and
Chief Financial Officer